Exhibit 99.2

Q3 2020 Shareholder Letter

Dear Fellow Shareholders:

Our third quarter results improved versus the second quarter in the midst of what has been an unprecedented period for our industry, and the world. Total revenue recovered to down 65% year-over-year (versus down 86% in the second quarter) and our continued cost discipline drove a narrowed net loss and generated positive adjusted EBITDA. We posted Q3 revenue of $151 million, a net loss of $48 million, and adjusted EBITDA of $15 million, all of which were better than our internal projections when we last reported in August. It is a testament to our business model, flexible cost structure and proactive cost reduction efforts that we were able to produce positive adjusted EBITDA even at such sharply reduced revenue levels.

After quickly adapting our business to its new reality in the first half of the year, throughout the third quarter, we successfully minimized operating expenses by prudently balancing cost controls with targeted investments in important long-term strategic initiatives.

We were pleased to see consumer demand trends improve each month throughout the quarter. This is evidence that - amidst significant ongoing uncertainty in this pandemic era - one thing remains very clear: consumers want to travel. In recent months, the travel industry’s recovery progress has slowed, particularly in Europe where governments and businesses have struggled to balance the priorities of containing the virus while safely reopening the economy. We expected and planned for this uneven recovery path. We strengthened our liquidity position in early Q3 and remain adequately prepared for a variety of scenarios, and we believe recent trends will prove to be a temporary pause in the leisure travel’s recovery.

Each month that passes brings the world closer to important medical developments that will meaningfully restore consumer confidence in travel and allow for a broad-based rebound. In the meantime, we remain focused on factors inside our control: executing on initiatives that deepen customer relationships, deliver more value to partners, roll out new and innovative product offerings to both industry partners and consumers, and position the business well for many years to come.

Q3 2020 business update

Monthly consumer traffic improved versus Q2. We are pleased to see that consumer interest in travel - as measured by monthly unique users on the Tripadvisor platform - has improved notably since the April nadir. July, August and September monthly unique users were approximately 67%, 73%, and 74%, of last year’s comparable periods, respectively. This compares very favorably to the 33% level we saw in April.

Digging deeper, exiting the summer months we continued to see strong consumer interest in near-term travel for shorter-duration, outdoor-focused getaways that are closer to home. We also note an uptick in consumer interest in trips more than 180 days out, indicating that consumers have already started thinking about and planning their 2021 holidays. Domestic travel planning has continued to recover faster than international travel and has represented the majority of research across all markets. Fortunately, our broad geographic reach and diverse offerings can support consumers no matter how travel preferences change. Traffic to Tripadvisor’s restaurant pages further improved in Q3, as many restaurants added outdoor dining capabilities and consumers sought Tripadvisor’s content to help them get out of the house and safely socialize. Tripadvisor’s rich content continues to play an influential role in helping consumers discover and compare destinations as well as find and book enjoyable and safe things to do when they arrive, regardless of whether they arrived via plane, train, or car.

Moreover, we believe travel during this pandemic era strengthens Tripadvisor’s consumer value proposition. A recent Tripadvisor consumer sentiment survey showed that travelers are prioritizing cleanliness and reviews as the two most important factors in selecting an accommodation. In Q3, our Travel Safe initiative grew to include more than 120,000 hospitality businesses, enabling them to efficiently communicate pertinent health and safety information to prospectively travelers. We have found that businesses that are participating in Travel Safe are seeing better user engagement and recovering faster than businesses that are not participating.

Q3 revenue performance improved versus Q2. Q3 revenue of $151 million was 35% of last year’s comparable period, compared to a 14% level in Q2. Sequential monthly performance improved as well. July revenue was approximately 30% of last year’s comparable period and August and September revenue were approximately 40% of last year’s comparable periods and compares favorably to the approximately 10% level observed in April and May. Similar to Q2, in Q3, Restaurants and Rentals showed the fastest relative improvement, followed by Hotels and Experiences. Our transaction-based restaurant business, TheFork, again demonstrated relative strength and, notably, largely rebounded to 2019 revenue levels in the month of September.

Recent data pointing to uneven recovery. On our August call, we outlined our expectation for an uneven recovery and, since the start of Q4, we have been seeing exactly that. Revenue performance, which improved sequentially each month from May through August started to flatten out in September. Since then, the recovery has taken a step back driven by shutdowns in Europe. Restaurants have been ordered to close for at least a month in a number of our key markets, and this has impacted - and we expect will continue to impact - The Fork’s revenue performance. We have also seen a step back in year-over-year performance of our hotel-related revenue in Europe, although North America performance has been relatively more stable.

We estimate that October revenue year-over-year performance was slightly lower than September, and early November has started lower than October. We currently expect Q4 revenue performance as a percentage of 2019 will be modestly lower than it was in Q3, but still greatly exceed Q2. We remain confident that leisure travel will fully recover, but this recent resurgence highlights that the path will likely remain nonlinear in the near-term until more progress is made on the medical front.

Cost measures are delivering significant cost savings. We have maintained vigilant cost controls and have been achieving the estimated savings targets that we outlined on our Q1 call in May. Specifically, we estimate our cost reductions generated $101 million of savings in Q3 compared to Q1. We note that these cost savings do not consider depreciation, amortization, restructuring and other related reorganization costs, or stock-based compensation.

Of these estimated Q3 savings, approximately $67 million were from discretionary and workforce-related measures - costs that are more fixed in nature - and approximately $34 million were from reduced variable costs, which moved lower commensurate with revenue (i.e., performance-based marketing and a portion of our cost of revenue). This compares to $51 million and $53 million of savings generated in Q2 for discretionary and work-force related measures and reduced variable costs, respectively.

For the year, we remain solidly on track to generate discretionary and workforce-related expense-related savings in excess of $200 million in 2020 versus 2019 before considering depreciation, amortization, restructuring and other related reorganization costs, and stock-based compensation. We note that, because these measures were enacted mostly in Q2, the estimated run-rate savings we are generating is even greater.

While we retain the flexibility to further reduce costs if needed, we believe we have found a new fixed operating cost equilibrium for now. As such, we believe the vast majority of these savings generated this year will persist moving forward, and we expect to prudently increase investments in this area as travel recovers.

Turning to variable costs, in Q3 we maintained our disciplined approach to traffic acquisition and, relative to Q2, we were able to profitably acquire more traffic that converted to bookings for our partners. As a result, variable costs were approximately $20 million higher in Q3 than in Q2. In light of the ongoing disruption the pandemic is having, we expect variable costs will remain much lower in Q4 2020 compared to 2019.

Looking ahead, we expect variable costs will continue to fluctuate generally in line with revenue trends and we retain our ability to ramp investments quickly in response to broader consumer demand improvements. Our larger strategic objective, however, is to build direct relationships with more consumers on our platform.

In short, we are operating with discipline and have positioned our business for increased flow-through as leisure travel recovers and revenue comes back.

We further bolstered our liquidity position in Q3. As reported last quarter, in July, we issued $500 million senior notes and used the proceeds to reduce a large portion of our outstanding borrowings under our revolving credit facility. This bolstered available liquidity to $1.4 billion at the end of Q3, made up of our cash balance and $1 billion of available capacity under our credit facility.

At the end of Q3, we had $446 million of cash and cash equivalents, a decrease of $252 million from the end of June 2020. This was driven primarily by a $210 million net repayment on our credit facility. Operating loss and net outflows of deferred merchant payables also played in, though cancellation rates moderating throughout the quarter was a positive development.

Q3 cash flow from operations was negative $31 million and capital expenditures were $11 million. Capital expenditures in Q4 are expected to be in line with Q3 and lower in 2020 than 2019 based on lower capitalized website development costs on lower headcount. Free cash flow in the quarter was negative $42 million.

We believe we are now past the point of peak cash outflows, as the confluence of revenue impacts driving net losses, restructuring costs, and deferred merchant payables outflows in the middle of the year have ended. We remain confident that our swift, concerted actions have the business sufficiently capitalized for a variety of recovery scenarios.

Executing on our key focus areas

We are executing on long-term strategic objectives aimed at building direct, durable consumer relationships, driving engagement and more effectively converting our influence into monetization:

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First, in October we were pleased to launch two new hospitality B2B solutions. Spotlight is aimed at helping hospitality businesses 1) rebuild traveler confidence, 2) attract new customers, and 3) forecast demand and make informed, data-driven rate-setting decisions to increase profitability. Reputation Pro enables Tripadvisor-branded, omnichannel outreach to accelerate review collection. These launches follow the launch of popular free tools such as Travel Safe and Contactless Menus in Q2, as well as the global rollout of Menu Connect for Restaurants earlier this quarter, and signal our ongoing commitment to support partners and deliver them more value as travel and dining starts to come back.

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Second, within the next few months we intend to start rolling out a new subscription-based, direct-to-consumer offering that enables us to serve travelers in a whole new way and help them get more value out of their travel experiences. Subscribers will be able to access valuable deals and perks across tens of thousands of top-ranked hotels as well as exclusive savings on our nearly 400,000 bookable experiences and, like other gold standard consumer subscription services, we plan to add more benefits to deliver more value to consumers over time. We are cautious with our expectations in launching any new product in travel right now and the initial launch will be limited in product and geographical scope by design. However, we believe the consumer value proposition will resonate globally and we are excited about the potential for a subscription offering to enhance our long-term relationships with travelers.

We expect to carry this momentum forward into 2021, further diversifying long-term revenue potential along our One Tripadvisor vision for consumers, as well as driving towards our large revenue opportunities within B2B, display, experiences and restaurants.

Outlook

As a reminder, we endeavor to be as accurate as possible with our forward-looking commentary; however, a number of factors outside of our control can limit our visibility into future financial performance and can cause our results to vary materially from our current expectations.

Given that the rate of recovery for travel and dining has slowed entering Q4 and, in some geographies, taking a step back, as well as the typical seasonality inherent to travel and our business, we expect Q4 revenue and adjusted EBITDA will be lower than Q3. As we enter 2021, we expect the travel industry’s recovery will remain uneven. However, we are encouraged by the signs of pent up travel demand and remain confident that leisure travel will eventually fully return. We also believe our streamlined cost structure can enable us to regain prior profitability ahead of regaining prior revenue levels.

Closing thoughts

Overall, Q3 results were better than we anticipated amidst what remains a historically difficult operating environment. We executed well on the factors within our control - serving customers and building our business for the long-term. Travel’s path back has indeed begun. It may take time, but we will continue to support our employees, consumers, and partners worldwide, maintain cost discipline, and position our business to emerge stronger throughout the recovery period and beyond.

Sincerely,

Steve Kaufer, Co-founder & CEO

Ernst Teunissen, CFO

Conference Call and Webcast

Tripadvisor, Inc. management will host a conference call to discuss results as well as other forward-looking information about Tripadvisor’s business tomorrow morning at 8:30 a.m. Eastern Time. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call.

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Tripadvisor, Inc.’s third quarter 2020 earnings press release and supplemental financials are available on the Investor Relations section of the Tripadvisor, Inc.’s website at ir.tripadvisor.com. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on November 5, 2020, which is available on the Investor Relations section of our website at ir.tripadvisor.com and the SEC’s website at www.sec.gov.

Forward-Looking Statements

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “target,” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures

These prepared remarks may include references to non-GAAP measures, such as consolidated adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. We have not reconciled consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The earnings press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on November 5, 2020, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Key Business Metrics

We review a number of metrics, including unique visitors, hotel shoppers, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our active users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy.